UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2019

Central Index Key Number of the issuing entity: 0001758882
Morgan Stanley Capital I Trust 2018-H4
(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361
Morgan Stanley Capital I Inc.
(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557
Morgan Stanley Mortgage Capital Holdings LLC
Central Index Key Number of the sponsor: 0001624053
Argentic Real Estate Finance LLC
Central Index Key Number of the sponsor: 0001548405
Starwood Mortgage Capital LLC
Central Index Key Number of the sponsor: 0001089877
KeyBank National Association
Central Index Key Number of the sponsor: 0001558761
Cantor Commercial Real Estate Lending, L.P.
(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-01	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2018, Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance of the Morgan Stanley Capital I Trust 2018-H4, Commercial Mortgage Pass-Through Certificates, Series 2018-H4 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2018 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the mortgaged property identified as “1001 Frontier Road” on Exhibit B to the Pooling and Servicing Agreement (the “1001 Frontier Road Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “1001 Frontier Road Whole Loan”) that includes the 1001 Frontier Road Mortgage Loan and one pari passu promissory note (the “Pari Passu Companion Loan”) that is not an asset of the Issuing Entity. The Pooling and Servicing Agreement provides that the 1001 Frontier Road Whole Loan will be serviced and administered (i) prior to the securitization of the related Pari Passu Companion Loan, under the Pooling and Servicing Agreement, and (ii) from and after the securitization of the related Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The Pari Passu Companion Loan related to the 1001 Frontier Road Whole Loan was securitized on March 12, 2019 in connection with the issuance of a series of mortgage pass-through certificates entitled Morgan Stanley Capital I Trust 2019-L2, Commercial Mortgage Pass-Through Certificates, Series 2019-L2. Consequently, the 1001 Frontier Road Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of March 1, 2019 (the “MSC 2019-L2 PSA”), between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Non-Serviced Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Non-Serviced Special Servicer”), Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Wells Fargo Bank, National Association, as certificate administrator and as trustee. The MSC 2019-L2 PSA is attached hereto as Exhibit 4.5.

The servicing terms of the MSC 2019-L2 PSA will be substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth under “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated December 17, 2018 (the “Prospectus”), and the following:

•	Under the MSC 2019-L2 PSA, the related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the 1001 Frontier Road Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).
•	Under the MSC 2019-L2 PSA, upon the related Whole Loan becoming a specially serviced loan under the MSC 2019-L2 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $5,000.
•	Under the MSC 2019-L2 PSA, in connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 with respect to any particular workout of such Whole Loan. Such workout fee is not subject to a cap.
•	liquidation of the related Whole Loan or related REO Property, subject to a minimum fee of $25,000 with respect to such Whole Loan. Such liquidation fee is not subject to a cap.

•	liquidation of the related Whole Loan or related REO Property, subject to a minimum fee of $25,000 with respect to such Whole Loan. Such liquidation fee is not subject to a cap.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:
4.5	Pooling and Servicing Agreement, dated as of March 1, 2019, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

	By:	/s/ Jane Lam
Name: Jane Lam
Title: Vice President

Dated: March 14, 2019